AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2000

                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              KEY3MEDIA GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4799962
                     (I.R.S. Employer Identification Number)

          5700 WILSHIRE BLVD., SUITE 325, LOS ANGELES, CALIFORNIA 90036
               (Address of Principal Executive Offices, Zip Code)

           KEY3MEDIA GROUP, INC. 2000 STOCK OPTION AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                NED S. GOLDSTEIN
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         5700 WILSHIRE BLVD., SUITE 325
                          LOS ANGELES, CALIFORNIA 90036
                     (Name and Address of Agent for Service)

                                 (323) 954-3000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
============================================= =============== =============== =============== ================
                                                                 PROPOSED        PROPOSED
                                                                 MAXIMUM         MAXIMUM
                                                                 OFFERING       AGGREGATE        AMOUNT OF
           TITLE OF EACH CLASS OF              AMOUNT TO BE     PRICE PER        OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED      SHARE (1)         PRICE             FEE
--------------------------------------------- --------------- --------------- --------------- ----------------

KEY3MEDIA GROUP,  INC. - KME COMMON STOCK,      23,933,333        $7.33        $175,431,331       $46,314
PAR VALUE $.01 PER SHARE ("KME STOCK")
============================================= =============== =============== =============== ================

 (1) Pursuant to 457(h), the maximum offering price per share and the maximum aggregate offering price are based on the per share exercise price of the stock options.

                                     PART I
--------------------------------------------------------------------------------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2. ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted Pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Key3Media Group Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         1. The Company's Registration Statement on Form 10-12B (File No. 001-16061).

         2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of KME Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings, in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section
6.4 of the Company's By-laws provides for indemnification by the Company of its directors, officers and employees to the fullest extent permitted by Delaware General Corporation Law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation provides for such limitation of liability. The directors and officers of the Company are also insured under policies of insurance maintained by the Company, subject to the limits of such policies, against certain losses arising from any claim made against them by reason of being or having been such officers or directors. In addition to the protection available under our restated charter, by-laws and insurance policies, we have entered into agreements with our outside directors to indemnify them to the fullest extent permitted by law against losses arising from any claim against them by reason of being or having been a director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8. EXHIBITS

Exhibit
  No.          Description
-------        ------------
4.1            Credit Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No.
               333-36828).

4.2 Key3Media Group, Inc. 2000 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-36828).

5.1 Opinion of Sullivan & Cromwell as to the validity of KME Stock issued under the Plan.

23.1 Consent of Sullivan & Cromwell (contained in Exhibit 5.1 attached hereto).

23.2           Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).

ITEM 9.  REQUIRED UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 23rd day of August 2000.

                                         KEY3MEDIA GROUP, INC.


                                         By      /s/    FREDRIC D. ROSEN
                                            -----------------------------

                                               Fredric D. Rosen
                                               Chairman, Chief Executive Officer




                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Fredric D. Rosen, Peter B. Knepper and Ned S. Goldstein, and each of them severally, his/her true and lawful attorney-in-fact or attorneys-in-fact with power of substitution and resubstitution to sign in his/her name, place and stead in any and all such capacities the Registration Statement, any and all amendments thereto and any and all registration statements necessary to register additional securities or register a reoffer prospectus and any documents in connection therewith, and to file the same with the Commission, each of said attorneys-in-fact to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such power of attorney, every act whatsoever which such attorneys-in-fact, or any of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the registrant might or could do in person.

         Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2000.


            Name                                      Title

 /s/   FREDRIC D. ROSEN              Chairman, Chief Executive Officer, Director
--------------------------------
       Fredric D. Rosen                     (Principal Executive Officer)


 /s/   PETER B. KNEPPER                 Chief Financial and Accounting Officer
--------------------------------
       Peter B. Knepper             (Principal Financial and Accounting Officer)


                                                        Director
--------------------------------
     Jason E. Chudnofsky

            Name                                      Title


 /s/   EDWARD A. BENNETT                              Director
--------------------------------
          Edward A. Bennett


                                                      Director
--------------------------------
          Pamela C. Alexander


 /s/   GIAN ANDREA BOTTA                              Director
--------------------------------
          Gian Andrea Botta


 /s/   ERIC HIPPEAU                                   Director
--------------------------------
          Eric Hippeau


 /s/   RONALD D. FISHER                               Director
--------------------------------
          Ronald D. Fisher


 /s/   JAMES F. MOORE                                 Director
--------------------------------
         James F. Moore


 /s/   JOHN A. PRITZKER                               Director
--------------------------------
         John A. Pritzker


 /s/   MICHAEL B. SOLOMON                             Director
--------------------------------
         Michael B. Solomon

                                  EXHIBIT INDEX


Exhibit
  No.          Description
-------        ------------
4.1            Credit Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, File No.
               333-36828).

4.2 Key3Media Group, Inc. 2000 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, File No. 333-36828).

5.1 Opinion of Sullivan & Cromwell as to the validity of KME Stock issued under the Plan.

23.1 Consent of Sullivan & Cromwell (contained in Exhibit 5.1 attached hereto).

23.2           Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).